Exhibit 4.1

Number 123 Shares ***1,000,000*** THIS CERTIFIES THAT CUSIP: ISIN: Incorporated under the Laws of the State of Delaware Neptune Insurance Holdings Inc. Class A Common Stock IS THE REGISTERED OWNER OF fully - paid and non - assessable Class A Common Stock with par value of the above Corporation, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. In Witness Whereof, the Corporation has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED & REGISTERED VINYL EQUITY, INC. TRANSFER AGENT & REGISTRAR CHICAGO, ILLINOIS BY: AUTHORIZED OFFICER CEO CFO & Secretary